Exhibit 10.6(c)
BANK RHODE ISLAND
AMENDMENT NO. 3
TO
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
AMENDED AND RESTATED
WHEREAS, under Article VIII of the Plan, the Compensation Committee may amend the Plan at any time, provided that such amendment shall not reduce the vested benefit of any Participant or amend Section 6.1 or 6.2 of the Plan without the consent of all Participants who have vested benefits under the Plan; and
WHEREAS, the appropriate regulatory agencies have stated that the actuarial assumptions used in the Plan must appropriately reflect changes in market interest rates and current mortality assumptions; and
WHEREAS, the Compensation Committee has reviewed the assumptions currently provided for in Schedule D to the BANK RHODE ISLAND SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN, as amended and restated and has determined that the assumptions should be revised.
NOW, THEREFORE, the Plan is amended as follows:
1. That the assumptions set for in Schedule D shall be:
Mortality: 2001VBT Mortality Table
Interest: 5.75%
2. All other provisions of the Plan shall remain in full force and effect and are hereby ratified, approved and confirmed.

IN WITNESS WHEREOF, the Bank has caused this Amendment No. 3 to the Supplemental Executive Retirement Plan, as amended and restated, to be executed by its duly authorized officer as of the 1st day of January, 2011.

BANK RHODE ISLAND
By:	/s/ John R. Berger
John R. Berger,
Chairman of the Compensation Committee

Attest:

/s/ Margaret D. Farrell Secretary

2